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                     Guidant Corporation and Subsidiaries

                      Exhibit 21.1  List of Subsidiaries


                      The following are the subsidiaries
                     of the Company at December 31, 1998:

                                             State or Jurisdiction
                                              of Incorporation or
Name                                              Organization           % Owned
----                                         ---------------------       -------
ACS GmbH                                          Germany                  100
Advanced Cardiovascular Systems, Inc.             California               100
Cardiac Pacemakers, Inc.                          Minnesota                100
CPI del Caribe, Ltd.                              Minnesota                100
CPI Delaware, Inc.                                Delaware                 100
EndoVascular Technologies, Inc.                   Delaware                 100
EndoVascular Technologies Europe B.V.             Netherlands              100
Guidant Australia Pty Ltd.                        Australia                100
Guidant B.V.                                      Netherlands              100
Guidant Belgium S.A.                              Belgium                  100
Guidant Beteiligungs GmbH                         Germany                  100
Guidant Canada Corporation                        Canada                   100
Guidant Denmark A.S.                              Denmark                  100
Guidant do Brasil Ltda.                           Brazil                   100
Guidant Europe S.A.                               Belgium                  100
Guidant France S.A.                               France                   100
Guidant GmbH (Austria)                            Austria                  100
Guidant GmbH & Co.                                Germany                  100
Guidant Holdings, Inc.                            Indiana                  100
Guidant Hong Kong Ltd.                            Hong Kong                100
Guidant Intercontinental Corporation              Indiana                  100
Guidant International B.V.                        Netherlands              100
Guidant International (FSC)                       Barbados                 100
Guidant Italia, S.r.l.                            Italy                    100
Guidant Japan K.K.                                Japan                    100
Guidant Limited (U.K.)                            England                  100
Guidant Luxembourg                                Luxembourg               100
Guidant Nederland B.V.                            Netherlands              100
Guidant Norway A.S.                               Norway                   100
Guidant S.A. (Spain)                              Spain                    100
Guidant S.A. (Switzerland)                        Switzerland              100
Guidant Sales Corporation                         Indiana                  100
Guidant Singapore Pte. Ltd.                       Singapore                100
Guidant Sweden A.B.                               Sweden                   100
Origin Medsystems, Inc.                           Delaware                 100
